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                                                                    EXHIBIT 10.2

                               EXIDE TECHNOLOGIES
                            2004 STOCK INCENTIVE PLAN

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                          STOCK OPTION AWARD AGREEMENT

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                               AWARD NO. ________

            You (the "Participant") are hereby awarded the following stock option (the "Option") to purchase Common Stock of Exide Technologies ("the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (this "Award Agreement") and in the Exide Technologies 2004 Stock Incentive Plan (the "Plan"), which is attached hereto. You should carefully review these documents, and consult with your personal financial advisor, before exercising this Option.

            By executing this Award Agreement, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors of Exide Technologies (the "Board") or the Committee pursuant to Section 4 of the Plan, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs, and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1. VARIABLE TERMS. This Option shall be controlled by and interpreted according to the following terms, subject to the provisions of the Plan in all instances:

Type of Stock Option     Non-Qualified Stock Option

Number of Shares
subject to Option

Option Exercise
Price per Share          $15.82

Date of Option Grant     October 13, 2004

Expiration Date          10 years after Date of Option Grant

Vesting Schedule         You shall vest in the right to exercise this Option on
                         (i) October 13, 2005 with respect to 33.3% of the Number of Shares listed above; (ii) October 13, 2006 with respect to 33.3%; and (iii) October 13, 2007 with respect to the remaining 33.4% subject in each case to acceleration as provided in the Plan, to the shareholder approval condition set forth in Section 7 below, and to your Continuous Service with Vesting
                         Schedule the Company not ending before the vesting date.

2. TERM OF OPTION. The term of the Option will expire on the Expiration Date or earlier as provided in Section 6 or pursuant to the terms of the Plan.

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3. MANNER OF EXERCISE. Prior to its expiration pursuant to the terms of this
Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. The exercise price of the Option may be paid in the following manner:

            (a) cash or check payable to the Company (in U.S. dollars);

            (b) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

            (c) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant's broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

            (d) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company. . The amount of Shares for which the Option may be exercised is cumulative; that is, if you fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

4. ISSUANCE OF SHARES. Except as otherwise provided in the Plan or this Agreement, as promptly as practicable after receipt of written notice of exercise and payment in full of the exercise price and any required income tax withholding, the Company will issue or transfer to Participant the number of Shares with respect to which the Option has been exercised (less shares withheld in satisfaction of tax withholding obligations, if any) and will deliver to Participant a certificate or certificates therefor, registered in Participant's name.

5. SPECIAL INCENTIVE STOCK OPTIONS ("ISO") PROVISIONS. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Date of Option Grant, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition. You agree that you may be subject to income tax withholding by the Company on compensation income recognized by you from the early disposition by payment in cash or out of the current wages or other compensation payable to you.

6. TERMINATION OF CONTINUOUS SERVICE.

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            (a) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant's Continuous Service (other than as a result of Participant's death, disability or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

            (b) Disability. In the event of termination of a Participant's Continuous Service as a result of his or her "disability" within the meaning of
Section 22(e)(3) of the Code, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

            (c) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant's Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant's death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant's Continuous Service terminated.

            (d) Cause. If the Committee determines that a Participant's Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

7. SHAREHOLDER APPROVAL CONDITION. Notwithstanding anything to the contrary contained herein or in the Plan and pursuant to Section 17 of the Plan, this Award is expressly conditioned on the Plan being approved by the shareholders of the Company. Accordingly, you may not exercise this Option until such approval has been obtained, and this Award shall become null, void, and of no force or effect if such approval is not received within the period set forth in Section 17 of the Plan.

8. TRANSFER. The Options granted herein are not transferable, except as provided in Section 10 of the Plan, or as approved by the Committee.

9. OCCURRENCE OF A CHANGE IN CORPORATE CONTROL. Notwithstanding Section 11(c) of the Plan, if this Option is assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then your right to exercise this Option shall become fully vested

10. DESIGNATION OF BENEFICIARY. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the "Beneficiary") to your interest in the Option awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit A (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

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11. ADJUSTMENTS. Options may be adjusted or terminated in any manner as contemplated by the Plan or this Agreement.

12. WITHHOLDING. Upon (a) disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or
(c) under any other circumstances determined by the Committee in its sole discretion, the Company will have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any Federal, state, local income taxes or other taxes incurred by reason of the exercise of Options granted hereunder that the Company may be required to withhold with respect thereto. In the event of clauses (a),
(b) or (c), Participant will pay to the Company such amount as the Company deems necessary to satisfy its minimum tax withholding obligation and such payment will be made: (i) in cash, (ii) to the extent authorized by the Committee, having the Company retain shares which would otherwise be delivered upon exercise of an Option, (iii) to the extent authorized by the Committee, delivering or attesting to ownership of Shares owned by the holder of the Option for at least 6 months prior to the exercise of such Option or (iv) any combination of any such methods. For purposes hereof, Shares will be valued at Fair Market Value.

13. NOTICES. Any notice, payment or communication required or permitted to be given by any provision of this Award Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: Executive Vice President -- Human Resources; (ii) if to Participant, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

14. BINDING EFFECT. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

15. MODIFICATIONS. This Award Agreement may be modified or amended at any time by the Committee, provided that your consent must be obtained for any modification that adversely alters

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or impairs any rights or obligations under this Award Agreement, unless there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

16. HEADINGS. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

17. SEVERABILITY. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

18. GOVERNING LAW. This Award Agreement shall be interpreted, administered and otherwise subject to the laws of the State of Delaware (disregarding choice-of-law provisions).

19. COUNTERPARTS. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(SIGNATURE PAGE FOLLOWS)

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      BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                       EXIDE TECHNOLOGIES

                                       By: _____________________________________
                                           A duly authorized Director or Officer

                                       Address: 13000 Deerfield Parkway
                                                Building 200
                                                Alpharetta, GA 30004

      The undersigned hereby accepts the terms of this Award Agreement and the Plan.

                                       _________________________________________

                                       Address: ________________________________

                                                ________________________________

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                               EXIDE TECHNOLOGIES
                            2004 STOCK INCENTIVE PLAN

                                    EXHIBIT A

                           DESIGNATION OF BENEFICIARY

            In connection with the STOCK OPTION AWARD AGREEMENT (the "Award Agreement") entered into on _______________, 200_ between Exide Technologies. (the "Company") and _______________, an individual residing at ___________________________________________________________ (the "Participant"),
the Participant hereby designates the person specified below as the beneficiary of the Participant's interest in a stock option to purchase shares of Common Stock (as defined in the Award Agreement) of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.

                     Name of Beneficiary: _______________________

                     Address:             _______________________

                                          _______________________

                                          _______________________

                     Social Security No.: _______________________

            The Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.

                                                    Date: ______________________

                                                      By: ______________________
                                                          [Participant Name]

Sworn to before me this

____ day of ____________, 200_

____________________________
Notary Public

County of __________________

State of ___________________